Exhibit 99.1

Asset Entities Completes $3 Million Series A Convertible

Preferred Stock Transaction Receiving Additional Gross

Proceeds of $1.5 Million

DALLAS, July 30, 2024 -- Asset Entities Inc. (“Asset Entities” or “the Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, and a Ternary Payment Platform company, today announced it has completed the second closing of its financing transaction involving the sale of shares of the Company’s newly designated Series A Convertible Preferred Stock, $0.0001 par value per share, for gross proceeds of $1.5 million, from an institutional investor, for a total of $3.0 million from sales of the Series A Preferred Stock to the investor.

This is the second closing of a transaction with the institutional investor. The first closing was held on May 24, 2024 in which the Company received gross proceeds of $1.5 million. Today’s second closing brings the total gross proceeds to $3.0 million.

The shares of Series A Preferred Stock have an initial stated value of $10,000 per share, and are convertible into shares of the Company’s Class B Common Stock, $0.0001 par value per share, at an initial conversion price of $3.75, subject to alternate conversion prices which are at variable rates, and subject to other terms and conditions, as previously reported in current reports on Form 8-K filed by the Company with the Securities and Exchange Commission.

Other details of the financing are contained in a current report on Form 8-K of the Company filed on or about the date hereof and available at www.sec.gov.

“We are very excited about this transaction and believe it will provide us with adequate capital for general corporate purposes and to continue our overall strategies, including potential acquisitions, in the Discord and social media space,” said Arshia Sarkhani, President and Chief Executive Officer.

About Asset Entities, Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, X (formerly Twitter), YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord's largest social community-based education and entertainment servers. The Company's AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities' initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company's Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company's SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on X at $ASST and @assetentities.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statements that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider arious factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:
Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com